EXHIBIT 1.1

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of April 16, 2021, between Smith Micro Software, Inc., a Delaware corporation (the “Company”), Avast plc, a public company limited by shares organized under the laws of England and Wales, and AVG Technologies USA, LLC, a Delaware limited liability company (AVG Technologies USA, LLC and Avast plc being hereinafter referred to, collectively, the “Purchasers” and, individually, a “Purchaser”).

WHEREAS, this Agreement is made and entered into in connection with the consummation of the transactions contemplated by that certain Membership Interest and Asset Purchase Agreement, dated as of March 8, 2021 (the “Purchase Agreement”), by and among the Company, Purchasers and Location Labs, LLC, a Delaware limited liability company;

WHEREAS, pursuant to the Purchase Agreement, the Company has agreed to delivery to Purchasers a number of unregistered and restricted shares of Common Stock (as defined below) of the Company, as part of the purchase price for the acquisition by the Company, from the Purchasers and certain of their affiliates, of the Business (as defined in the Purchase Agreement); and

WHEREAS, the execution and delivery of this Agreement is required by the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and each Purchaser hereby agrees as follows:

1.Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Block Trade” shall have the meaning set forth in Section 2(g)(i).

“Closing Date” means the date hereof.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Company” shall have the meaning set forth in the preamble of this Agreement.

“Demand Notice” shall have the meaning set forth in Section 2(c).

“Demand Registration” shall have the meaning set forth in Section 2(c).

“Effectiveness Period” shall have the meaning set forth in Section 2(a)(ii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and the rules and regulations promulgated thereunder.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Holders Indemnitees” shall have the meaning set forth in Section 6(a).

“Indemnified Party” shall have the meaning set forth in Section 6(c).

“Indemnifying Party” shall have the meaning set forth in Section 6(c).

“Launch Date” means, with respect to an Underwritten Offering, the commencement of marketing activities or, if no such marketing activities are contemplated, the earliest of (x) the filing of a preliminary Prospectus covering such Underwritten Offering, (y) the public announcement of the Company’s intention to conduct such Underwritten Offering, and (z) the public announcement of the pricing of such Underwritten Offering.

“Losses” shall have the meaning set forth in Section 6(a).

“Qualifying Employee Stock” means the rights, options and other securities issued under employee benefit plans of the Company or any predecessor thereof, or otherwise to executives, directors and/or employees in compensation arrangements approved by the board of directors of the Company or any predecessor thereof, and any securities issued after the date hereof upon exercise of such rights, options and other securities.

“Person” means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any governmental entity.

“Piggyback Registration” shall have the meaning set forth in Section 2(e).

“Proceeding” means an action, claim, suit, investigation or proceeding, whether commenced or threatened.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the Commission pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchaser(s)” shall have the meaning set forth in the preamble of this Agreement.

“Purchase Agreement” shall have the meaning set forth in the preamble of this Agreement.

“Registrable Securities” means, as of any date of determination, all Shares and any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (a) the Registration Statement with respect to the sale of such Registrable Securities is declared effective by the Commission under the Securities Act and such Registrable Securities have been disposed of by the Holder in accordance with such effective Registration Statement, (b) such Registrable Securities have been previously sold in accordance with Rule 144, (c) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144, or (d) such Registrable Securities cease to be outstanding.

“Registration Period” means, in respect of a Registration Statement, the period starting when a Registration Statement is declared effective by the Commission or becomes effective upon filing with the Commission and ending upon the earlier of (i) the date when all Registrable Securities thereunder have been sold and (ii) sixty (60) days from the effective date of the Registration Statement (or from the date the applicable Prospectus is filed with the Commission if the Company is satisfying a request for a Demand Registration by filing a Prospectus under an effective Shelf Registration Statement).

“Registration Statement” means any registration statement of the Company that covers the resale of any Registrable Securities pursuant to the provisions of this Agreement filed with, or to be filed with, the Commission under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits, financial information and all other material incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 172” means Rule 172 promulgated by the Commission pursuant to the Securities Act as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Selling Expenses” means all discounts, selling commissions, fees of selling brokers, dealer managers, Underwriters and similar securities industry professionals and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel for the Company to be borne by the Company pursuant to Section 5).

“Selling Stockholder Questionnaire” shall have the meaning set forth in Section 3(b).

“SEC Guidance” means (i) any publicly-available written or oral guidance of the Commission staff, or any comments, requirements or requests of the Commission staff and (ii) the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and the rules and regulations promulgated thereunder.

“Shares” means the shares of Common Stock issued to each Purchaser pursuant to the Purchase Agreement.

“Shelf Registration Statement” means any registration statement required to be filed hereunder pursuant to Section 2(a), including the Prospectus, amendments and supplements to any such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.

“Stand Down Notice” shall have the meaning set forth in Section 2(b)(ii).

“Suspension Period” shall have the meaning set forth in Section 2(i)

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCBB, OTCQB or OTCQX (or any successors to any of the foregoing).

“Transfer Agent” means Computershare Inc., the current transfer agent of the Company, with a mailing address of 462 South 4th Street, Suite 1600, Louisville Kentucky 40202, and any successor transfer agent of the Company.

“Underwriter” means, with respect any Underwritten Offering, a securities dealer who purchases any Registrable Securities as a principal in connection with a distribution of such Registrable Securities.

“Underwritten Offering” means a public offering of securities Registered under the Securities Act in which an Underwriter participates in the distribution of such securities, including on a firm commitment basis for reoffer and resale to the public, including any such offering that is a “bought deal” or a block trade.

“Underwritten Offering Request” shall have the meaning set forth in Section 2(b)(i).

2.Registration Rights.

(a)Shelf Registration.

(i)The Company shall prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Securities that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415.  The Shelf Registration Statement filed hereunder shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith, subject to the provisions of Section 2(a)(iii)). The Company shall prepare and file the Shelf

Registration Statement with the Commission no later than seventy (70)1 days after the Closing Date.

(ii)Subject to the terms of this Agreement, the Company shall use reasonable best efforts to have the Shelf Registration Statement filed under this Agreement be declared effective under the Securities Act as promptly as practicable after the filing thereof and shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective under the Securities Act until the date that all Registrable Securities covered by such Shelf Registration Statement (i) have been sold, thereunder, pursuant to Rule 144 or pursuant to another Registration Statement, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the affected Holders (the “Effectiveness Period”); provided, however, that nothing in this Agreement shall require the Company to maintain any Registration Statement once the Shares cease to be Registrable Securities.

(iii)If Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form and (ii) undertake to register the Registrable Securities on Form S-3 as soon as reasonably practicable after such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as the Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission.

(b)Underwritten Shelf Takedown.

(i)Subject to the other terms of this Agreement, at any time and from time to time when an effective Shelf Registration Statement remains effective, upon the written request of any of the Holders from time to time (an “Underwritten Offering Request”), the Company will use reasonable best efforts to cooperate with the Holders and any Underwriter in effecting an Underwritten Offering pursuant to a Shelf Registration Statement as promptly as reasonably practicable following receipt of such Underwritten Offering Request; provided, however, that the Holders shall not be entitled to make more than two (2) requests (whether for an Underwritten Offering or for a Demand Registration) in any twelve (12) month period. Each Underwritten Offering Request will specify the number of Registrable Securities proposed by the Holders to be included in such Underwritten Offering, the intended method of distribution and the estimated gross proceeds of such Underwritten Offering, which may not be less than $10,000,000, other than an Underwritten Offering for all remaining Registrable Securities held by all Holders.

(ii)The Company will have the right to delay an Underwritten Offering by the Holders following receipt of an Underwritten Offering Request if the Company in good faith intends to effect its own Underwritten Offering within sixty (60) days of the Underwritten Offering Request by giving the Holders written notice (the “Stand Down Notice”) of such intent, whereby the Company’s obligation to cooperate with the Holders and any Underwriter in effecting an Underwritten Offering pursuant to Section 2(b) shall be suspended until the later of

[1]	If the lockup has not expired by that date the Company will use reasonable best efforts to get a waiver from the underwriters to file the shelf.

Company’s Underwritten Offering is completed or abandoned; provided, that Holders shall be entitled to piggyback on such registration, subject to Section 2(f) below. Notwithstanding the foregoing, the Company may not give more than one (1) Stand Down Notice in any twelve (12)-month period. The Holders acknowledge and agree that the receipt of any such notice may constitute material non-public information regarding the Company and shall keep the existence and contents of any such notice confidential.

(c)Demand Registration Rights. If, at any time while there still remain Registrable Securities, the Company is no longer eligible to use or, notwithstanding its obligations under Sections 2(a) and 2(a)(ii), otherwise ceases to maintain an effective Shelf Registration Statement, and a majority of the Holders deliver to the Company a written request to register the resale of a specified amount of the Registrable Securities under the Securities Act (a “Demand Notice”), the Company shall use its commercially reasonable efforts to file, within thirty (30) Trading Days after receipt of the Demand Notice, a Registration Statement, on an appropriate form which the Company is then eligible to use, to register the resale of such Registrable Securities, which Registration Statement will (if specified in the Demand Notice) contemplate the ability of the Holders to effect an Underwritten Offering in accordance with Section 2(b) (each such registration, a “Demand Registration”); provided, however, that the Holders shall not be entitled to request more than two (2) requests (whether for an Underwritten Offering or for a Demand Registration) in any twelve (12) month period. Each Demand Notice will specify the number of Registrable Securities proposed to be offered for sale, the intended method of distribution thereof and the estimated gross proceeds of such Demand Registration, which may not be less than $10,000,000, other than a Demand Registration for all remaining Registrable Securities. The Company shall have the right to satisfy a Demand Notice by filing a Shelf Registration Statement.

(d)Choice of Underwriter. In the event an Underwritten Offering of Registrable Securities involves one or more Underwriters, such Underwriters will be selected by the Holders; provided, that any Underwriter must be approved by the Company, which approval will not be unreasonably withheld. The Company shall use commercially reasonable efforts to take such actions as the lead Underwriter(s) may reasonably request in their efforts to sell Registrable Securities pursuant to such Registration Statement.

(e)Piggyback Registration. Subject to Section 3(a)(xii), if, at any time while there still remain Registrable Securities, the Company is no longer eligible to use or, notwithstanding its obligations under Section 2(a), a Shelf Registration Statement registering the Shares for resale is not effective, and the Company proposes to file a new registration statement under the Securities Act with respect to an offering of Common Stock for the Company’s own account (other than a registration statement on Form S-4 or S-8 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any substitute form that may be adopted by the Commission) or with respect to a Company at-the-market offering program or Company dividend reinvestment or similar plans or for the sole purpose of offering securities to another entity or its security holders in connection with the acquisition of assets or securities of such entity or any similar transaction or a registration in which the only securities of the Company being registered are securities issuable upon conversion of debt securities that are also being registered), the Company shall so notify the Holders Upon a written request, given by a majority of the Holders to the Company within five (5) days after delivery of any such notice by the Company, to include Registrable Securities in such registration (which request shall specify the number of Registrable Securities proposed to be included in such new registration statement), the Company shall include all such requested Registrable Securities in such new registration statement on the same terms and conditions as applicable to the Company’s or such holder’s Common Stock (a “Piggyback Registration”). Notwithstanding the foregoing, if at any time after giving written notice of such proposed filing and prior to the effective date of such new registration statement, the Company or such holders shall determine for any reason not to proceed with the proposed filing of the new registration statement, then the Company may, at its election, give written notice of such determination to the Holders and, thereupon, will be relieved of its obligation to register any Registrable Securities in connection with such new registration statement.

(f)Reduction of Size of Underwritten Offering. Notwithstanding anything to the contrary in this Agreement, if the lead Underwriter(s) of an Underwritten Offering that is a Piggyback Registration pursuant to Section 2(e) advise the Company in writing that, in their reasonable opinion, the number of shares of Common Stock (including any Registrable Securities) that the Company, the Holders and any other Persons intend to dispose of pursuant to such Underwritten Offering is such that the success of any such Underwritten Offering would be materially and adversely affected, including with respect to the price at which the securities can be sold, timing and distribution, then such Underwritten Offering shall include only such securities as such lead Underwriter(s) has advised can be sold without such material and adverse effect, in accordance with the following priority in the case of such Underwritten Offering initiated by the Company for its own account which gives rise to a Piggyback Registration pursuant to Section 2(e): (A) first, shares of Common Stock proposed to be offered by the Company for its own account, (B) second, pro rata among the Registrable Securities requested to be disposed of pursuant to the Underwritten Offering for the account of the Holders pursuant to Section 2(e), and (C) third pro rata among any other holders of shares of Common Stock requested to be disposed of, so that the total number of shares of Common Stock to be included in any such offering for the account of all such Persons will not exceed the number recommended by such lead Underwriter(s), if any.

(g)Block Trades.

(i)Notwithstanding any other provision of this Section 2, but subject to the other terms of this Agreement, at any time and from time to time when an effective Shelf Registration Statement is on file with the Commission, if the Holders wish to engage in an Underwritten Offering not involving a “roadshow,” an offer commonly known as a “block trade” (a “Block Trade”), with a total offering price reasonably expected to exceed, in the aggregate, either (x) $7.5 million or (y) all remaining Registrable Securities held by the Holders, then such Holders only need to notify the Company of the Block Trade at least five (5) Trading Days prior to the day such offering is to commence and the Company shall as expeditiously as possible use its commercially reasonable efforts to facilitate such Block Trade; provided that the Holders wishing to engage in the Block Trade shall use commercially reasonable efforts to work with the Company and any Underwriters prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade.

(ii)Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade, any Holder initiating such Block Trade shall have the right to submit a written notice to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Block Trade. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the registration

Expenses (in accordance with Section 5) incurred in connection with a Block Trade prior to its withdrawal under this subsection.

(h)Provision of Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2 or any other provision of this Agreement with respect to Registrable Securities of a Holder that the Holder shall furnish to the Company such information regarding such Holder as required under Section 3(b).

(i)Not more than once within any twelve (12)-month period, the Company may delay the filing or effectiveness of, or by written notice to the Holders suspend the use of, a Registration Statement (and, if reasonably required, withdraw any registration statement that has been filed), but in each such case only if the board of directors of the Company reasonably determines that the continued use of such Registration Statement would require the Company to make a public disclosure of material non-public information, which disclosure in the good faith judgment of the board of directors of the Company (1) would be required to be made in such Registration Statement so that such Registration Statement would not be materially misleading and (2) would in the good faith judgment of the board of directors of the Company be expected to have a material adverse effect on the Company or its business or on the Company’s ability to effect a planned or proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction. Any period during which the Company has delayed a filing, an effective date or the use of a Registration Statement pursuant to this clause (i) is herein called a “Suspension Period”. The number of days covered by a Suspension Period shall not exceed sixty (60) calendar days. If pursuant to this clause (i) the Company delays or withdraws a Registration Statement, the Holders shall be entitled to withdraw such request and, if they do so, such request shall not count against the limitation on the number of such registrations set forth above. The Company shall provide written notice to the Holders of the commencement and termination of any Suspension Period (and any withdrawal of a registration statement pursuant to this clause (i), but shall not include in any such notice include any information which would constitute material non-public information regarding the Company or any of its subsidiaries or affiliates. The Company shall not be permitted to register under the Securities Act any equity securities of the Company held by other Persons or to be issued by the Company during any such Suspension Period.

3.Registration Procedures.

(a)In connection with the Company’s registration obligations hereunder, the Company shall use its commercially reasonable efforts to:

(i)prepare and file with the Commission the required Registration Statements, including all exhibits and financial statements, required under the Securities Act to be filed therewith, and before filing with the Commission a Registration Statement or Prospectus, or any amendments or supplements thereto, furnish to the Underwriters, if any, and to the Holders, copies of all documents prepared to be filed and selling Holders shall have the opportunity to comment on any information pertaining solely to such selling Holder and its plan of distribution, and the Company shall make the corrections timely and reasonably requested by such selling Holder or the Underwriter with respect to such information prior to filing any such Registration Statement or Prospectus or amendment or supplement thereto;

(ii)prepare and file with the Commission (and before filing with the Commission furnish to the Underwriters, if any, and to the Holders, copies of such documents)

such amendments, including post-effective amendments, to such Registration Statement and supplement the Prospectus used in connection therewith as may be reasonably necessary to keep a required Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period, with respect to a Shelf Registration Statement, or until the end of the Registration Period, with respect to a Registration Statement other than a Shelf Registration Statement, and selling Holders shall have the opportunity to comment on any information pertaining solely to such selling Holder and its plan of distribution, and the Company shall make the corrections timely and reasonably requested by such selling Holder or the Underwriter with respect to such information prior to filing any such Registration Statement or Prospectus or amendment or supplement thereto;

(iii)prepare and file with the Commission (and before filing with the Commission furnish to the Underwriters, if any, and to the Holders, copies of such documents) such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities, as required under this Agreement;

(iv)respond as promptly as reasonably practicable to any comments received from the Commission with respect to a required Registration Statement or any amendment thereto and provide as promptly as reasonably practicable to the Underwriters, if any, and the Holders copies of all correspondence from and to the Commission relating to such Registration Statement (provided that, the Company shall excise any information contained therein which would constitute material non-public information regarding the Company or any of its subsidiaries or affiliates);

(v)notify the Underwriters, if any, and the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably practicable (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement required under this Agreement is proposed to be filed, (B) when the Commission notifies the Company whether there will be a “review” of the Registration Statement and whenever the Commission comments in writing on the Registration Statement, and (C) with respect to a required Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a required Registration Statement or Prospectus or for additional information, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering Registrable Securities or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the occurrence of any event or passage of time that makes the financial statements included in a required Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) the occurrence of a Suspension Period, provided, however, in no event shall any such notice contain any information which would constitute material, non-public information regarding the Company or any of its subsidiaries or affiliates;

(vi)use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a required Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest reasonably practicable moment;

(vii)obtain from the Company’s independent public accountants any comfort letter reasonably requested by any Underwriter and furnish to each Holder of Registrable Securities included in any Registration Statement a signed counterpart of such comfort letter;

(viii)furnish to each Holder and Underwriter (if any), without charge, to the extent requested by such Person, at least one conformed copy of a required Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, that any such item which is available on the EDGAR system (or successor thereto) need not be furnished in physical form;

(ix)subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(a)(v);

(x)prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders and Underwriters, if any, in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or “blue sky” laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction;

(xi)if requested by a Holder or Underwriter (if any), cooperate with such Holder or Underwriter to facilitate the timely preparation and delivery of Registrable Securities, held in electronic book entry form, to be delivered to a transferee pursuant to the Registration Statement, which Registrable Securities shall be free, to the extent permitted by the Purchase Agreement and applicable laws and regulations, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request;

(xii)upon the occurrence of any event contemplated by Section 3(a)(v), as promptly as reasonably possible under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  If the Company notifies the Holders and Underwriters (if any) in accordance with clauses (iii) through (vi) of Section 3(a)(v) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus, subject to the limitations of Section 2(i).  The Company will use commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as is reasonably practicable;

(xiii)use reasonable best efforts to comply with all applicable rules and regulations of the Commission under the Securities Act and the Exchange Act, file any final Prospectus, including any supplement or amendment thereof, with the Commission pursuant to Rule 424 under the Securities Act, promptly inform the Holders in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Holders are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder;

(xiv)use reasonable best efforts to maintain eligibility for use of Form S-3 (or any successor form thereto) for the registration of the resale of Registrable Securities.

(b)Each Holder shall furnish in writing to the Company such information regarding such Holder, the Registrable Securities held by such Holder and the intended method of disposition of the Registrable Securities held by such Holder as shall be reasonably required to effect the registration of such Registrable Securities and shall execute, or shall cause to be executed, such customary documents in connection with such registration as the Company may reasonably request (including, without limitation, as set forth in Annex A). In connection therewith, and without limiting the foregoing, each Holder agrees to furnish to the Company a completed questionnaire in the form attached to this Agreement as Annex B (a “Selling Stockholder Questionnaire”) on a date that is not more than thirty (30) days following the Closing Date. The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and, if required by the Commission, the natural persons thereof that have voting and dispositive control over the shares.

4.Lock-Up Agreements.

(a)The Company agrees that, if requested by the lead Underwriter(s) in any Underwritten Offering of Registrable Securities contemplated by this Agreement, it will enter into (and will use its reasonable best efforts to cause each of its directors and executive officers to enter into) a customary “lock-up” agreement pursuant to which the Company (or such director or executive officer) will agree not to, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of any shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock for a period of thirty (30) days (or such shorter period as applicable to the Holders) from the pricing date of such Underwritten Offering; provided, however, that (i) any such “lock-up” agreement shall not prohibit or in any way restrict the Company from, directly or indirectly, selling, offering to sell, granting any option for the sale of, or otherwise disposing of (A) any Qualifying Employee Stock (or otherwise maintaining its employee benefits plans in the ordinary course of business) or (B) shares of Common Stock upon the redemption or exchange of any securities redeemable or exchangeable for shares of Common Stock, (ii) any restrictions on the Company’s ability to file Registration Statements with the Commission shall not apply to the filing and effectiveness of any amendments to the Company’s existing resale Registration Statements, any shelf registration statements relating to existing employee or director compensation-related plans or distribution reinvestment plans, or a new universal shelf registration statement; (iii) any restrictions on the ability of affiliates of the Company to enter into transactions relating to the Company’s securities shall not apply to (A) transfers by gift, will or intestacy so long as the transferee delivers a similar lock-up, (B) transfers or sales pursuant to contracts, instructions or plans to transfer shares of Common Stock pursuant to Rule 10b5-1 existing on the date of the applicable underwriting agreement, or the amendment or replacement of any such contract, instruction or plan so long as the number of shares of Common Stock subject thereto is not increased, and the exercise of options in connection therewith, and (C) the withholding of securities to pay taxes upon the vesting of certain equity awards granted by the Company.

(b)During the period beginning on the date of this Agreement and ending on the termination or expiration date of this Agreement, if requested by the lead Underwriter(s) in any Underwritten Offering effected by the Company (other than on behalf of the Holders), the Holders shall enter into a customary “lock-up” agreement providing that they will not sell, grant any option for the sale of, or otherwise dispose of any shares of Common Stock outside of such public offering for a period of thirty (30) days (or such shorter period to which the Company is subject (without regard to clause (i) of the proviso contained in Section 4(a))) from the pricing date of such Underwritten Offering.

5.Registration Expenses. All fees and expenses incident to the performance of, or compliance with, this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and independent registered public accountants) (A) with respect to filings made with the Commission, (B) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, and (C) in compliance with applicable state securities or “blue sky” laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities), (ii) printing expenses, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement.  In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.  Notwithstanding anything to the contrary, in no event shall the Company be responsible for any Selling Expenses in connection with offerings by the Holders, which Selling Expenses shall be borne exclusively by the Holders.

6.Indemnification.

(a)Indemnification by the Company. In the event any Registrable Securities are included in the Registration Statement, the Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, members, partners, agents, brokers, investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, stockholders, partners, agents and employees of each such controlling Person (collectively, the “Holders Indemnitees”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any U.S. state securities or “blue sky” law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except in each case to the extent, but only to the extent, that such untrue statements or omissions or violations are based solely upon information regarding a Holder furnished in writing to the Company by such Holder expressly for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified person and shall survive the transfer of any Registrable Securities by any of the Holders in accordance with Section 7(e). Notwithstanding anything to the contrary herein, the indemnification contained in this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed).

(b)Indemnification by Holders. The Holders shall indemnify and hold harmless the Company, its directors, officers, agents, representatives and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents, representatives or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent (i) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or (ii) arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such (1) untrue statement or omission is contained in any information furnished in writing by any Holder to the Company for inclusion in such Registration Statement or such Prospectus, or in any amendment or supplement thereto, or (2) such information relates to any Holder’s information provided in the Selling Stockholder Questionnaire. The indemnification contained in this Section 6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or expense if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld, conditioned or delayed). Each selling Holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the dollar amount of the net proceeds actually received by such selling Holder upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified person and shall survive the transfer of any Registrable Securities by any of the Holders in accordance with Section 7(e) or the termination of this Agreement.

(c)Conduct of Indemnification Proceedings.

(i)If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof, provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have prejudiced the Indemnifying Party.

(ii)An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses, (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that representation of both parties by the same counsel would be inappropriate due to a conflict of interests between them (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

(iii)Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including documented reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 6(c)) shall be paid to the Indemnified Party, as incurred, within ten (10) Trading Days of written notice thereof to the Indemnifying Party (which notice shall include the documentation corresponding to such fees and expenses), provided that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) not to be entitled to indemnification hereunder.

(d)Contribution.

(i)If the indemnification under Section 6(a) or 6(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation

(ii)The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  In no event shall the contribution obligation of any Holder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such contribution obligation.

(iii)The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

7.Rule 144. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to reasonably promptly furnish such Holders with true and complete copies of all such filings. The Company further covenants that it shall use commercially reasonable efforts to take such further action as any such Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

8.Miscellaneous.

(a)Term. This Agreement shall terminate at the time which all Registrable Securities have been sold in accordance with one or more Registration Statements.

(b)Remedies.  In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement.  Each of the Company and each Holder agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(c)Discontinued Disposition.  By its receipt of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(a)(v)(iii) through (vi) (subject to the limitations set forth in Section 2(i)), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until it is advised in writing by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed.

(d)Amendments and Waivers. This Agreement may be amended or modified, and any provision hereof may be waived, in whole or in part, at any time pursuant to an agreement in writing executed by the Company and Holders holding a majority of the Registrable Securities at such time provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in his, her or its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. Any failure by any party at any time to enforce any of the provisions of this Agreement shall not be construed a waiver of such provision or any other provisions hereof.

(e)Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(f)Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of Holders holding a majority of the Registrable Securities at such time.  Each Holder may assign their respective rights hereunder in the manner and to the Persons to the extent, and as permitted under, the Purchase Agreement.

(g)Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(h)Governing Law; Jurisdiction.  The provisions of Sections 10.5 and 10.6 of the Purchase Agreement shall apply mutatis mutandis to this Agreement.

(i)Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(j)Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k)Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

[Signature Pages Follow]

               IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

SMITH MICRO SOFTWARE, INC.
By: /s/ Timothy C. Huffmyer Name: Timothy C. Huffmyer Title: Chief Financial Officer
AVAST PLC
By: /s/ Phil Marshall Name: Phil Marshall Title: Director
AVG TECHNOLOGIES USA, LLC
By: /s/ Trudy Cooke Name: Trudy Cooke Title: President

Annex A

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those previously issued to the selling stockholders.  We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time.  Except for the ownership of shares of common stock issued pursuant to that certain Membership Interest and Asset Purchase Agreement dated March 8, 2021 between us, Avast plc, AVG Technologies USA, LLC and Location Labs, LLC (the “Purchase Agreement”), as otherwise contemplated in the Purchase Agreement, or as otherwise noted in footnotes to the table below, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders.  The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the shares of common stock, as of ________, 202__.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.

In accordance with the terms of a registration rights agreement with the selling stockholders, this prospectus generally covers the resale of the sum of the number of shares of common stock issued to the selling stockholders under the Purchase Agreement. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

The selling shareholders may sell all, some or none of their shares in this offering.

Name of Selling Stockholder	Number of shares of Common Stock Owned Prior to Offering	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After Offering

Annex B

Smith micro software, inc.

Selling Stockholder Notice and Questionnaire

The undersigned beneficial owner of common stock (the “Registrable Securities”) of Smith Micro Software, Inc., a Delaware corporation (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is annexed.  A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below.  All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the related prospectus.  Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Stockholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

1.	Name.
(a)Full Legal Name of Selling Stockholder

(b)Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

(c)Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2.  Address for Notices to Selling Stockholder:

Telephone:
Fax:
Email:
Contact Person:

3.  Broker-Dealer Status:

(a)Are you a broker-dealer?

Yes   ☐ No   ☐

(b)If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes   ☐ No   ☐

Note:If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.
(c)Are you an affiliate of a broker-dealer?

Yes   ☐ No   ☐

(d)If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes   ☐ No   ☐

Note:If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4.  Beneficial Ownership of Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issued pursuant to the Purchase Agreement.

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(a)Type and Amount of other securities beneficially owned by the Selling Stockholder:

5.  Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any material inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective; provided, that the undersigned shall not be required to notify the Company of any changes to the number of securities held or owned by the undersigned or its affiliates.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto.  The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date: Beneficial Owner: _______________________

By:___________________________________

Name:______________________________

Title:_______________________________

PLEASE EMAIL A .PDF COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO: TIM HUFFMYER AT thuffmyer@smithmicro.com

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